                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

                                   PURSUANT TO
                             SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 15, 1996

                             SUMMIT TECHNOLOGY, INC.

         MASSACHUSETTS                0-16937                 04-2897945
(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
      of incorporation)                                  Identification Number)


                                21 HICKORY DRIVE
                          WALTHAM, MASSACHUSETTS 02154

          (Address of principal executive offices, including zip code)


                                 (617) 890-1234

               (Registrant's telephone number including area code)

The undersigned Registrant hereby amends item 7 of its Current Report on Form 8-K dated May 24, 1996 as follows:

Item 7.   Financial Statements, Pro-Forma Financial Information and Exhibits
          ------------------------------------------------------------------

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          AUDITED FINANCIAL STATEMENTS
          ----------------------------

             Combined Financial Statements of Lens Express, Inc. As of June 30,
             ------------------------------------------------------------------
             1995
             ----

             Independent Auditors' Report

             Combined Balance Sheets at June 30, 1995 and 1994

             Combined Statements of Income and Retained Earnings for the years ended June 30, 1995 and 1994

             Combined Statements of Cash Flows for the years ended June 30, 1995 and 1994

          UNAUDITED INTERIM FINANCIAL STATEMENTS
          --------------------------------------

             Lens Express, Inc. Balance Sheet at March 31, 1996
             --------------------------------------------------

             Statement of Income for the Nine Month Period Ended March 31, 1996
             ------------------------------------------------------------------
             (unaudited)
             -----------

             Statement of Income for the Nine Month Period Ended March 31, 1995
             ------------------------------------------------------------------
             (unaudited)
             -----------

             Statement of Cash Flows for the Nine Month Period Ended March 31,
             -----------------------------------------------------------------
             1996 (unaudited)
             ----------------

             Statement of Cash Flows for the Nine Month Period Ended March 31,
             -----------------------------------------------------------------
             1995 (unaudited)
             ----------------

     (b)  PROFORMA FINANCIAL INFORMATION

             Introduction

             Proforma Combined Balance Sheet at March 31, 1996 (unaudited)

             Proforma Combined Statement of Operations for March 31, 1996 (unaudited)

             Proforma Combined Statement of Operations for December 31, 1995 (unaudited)

             Proforma Combined Statement of Operations for December 31, 1994 (unaudited)

             Proforma Combined Statement of Operations for December 31, 1993 (unaudited)

             Notes to the Unaudited Proforma Combined Financial Statements

     (c)  EXHIBITS

          Exhibit Number                Title
          --------------        -----------------------

              2.1             Agreement and Plan of Merger, dated    Previously
                              April 19, 1996 (as amended, the           Filed
                              "Merger Agreement"), among Summit
                              Technology, Inc.  (the "Registrant"),
                              Summit Acquisition Corporation, a
                              wholly-owned subsidiary of the
                              Registrant, Lens Express, Inc.,
                              Mordechai Golan, Creslin Limited,
                              Menderes Akdag and Huseyin Kizanlikli,
                              including a list of exhibits to the
                              Merger Agreement. The Registrant will
                              furnish supplementally a copy of any
                              omitted Exhibit to the Merger Agreement
                              to the Securities and Exchange
                              Commission upon request.


                2.3           Consent of Coopers & Lybrand

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             SUMMIT TECHNOLOGY, INC.



                                             By /s/ David F. Muller
                                                -------------------------------
                                                 David F. Muller, Ph.D.
                                                Chairman of the Board and
                                                 Chief Executive Officer


Date:  July 29, 1996

                             SUMMIT TECHNOLOGY, INC.
                  INTRODUCTION TO AUDITED FINANCIAL STATEMENTS


The following are the audited financial statements of Lens Express, Inc. for the years ended June 30, 1995 and 1994. The audited financial statements for the year ended June 30, 1995 have been reissued to reflect the accounts of Call Mart, Inc., a previously reported related party of Lens Express, Inc.

                        REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors
Lens Express, Inc.
Deerfield Beach, Florida


We have audited the combined balance sheets of Lens Express, Inc. as of June 30, 1995 and 1994, and the related combined statements of income and retained earnings, and cash flows for the years the ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Lens Express, Inc. as of June 30, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



Coopers & Lybrand L.L.P.
Fort Lauderdale, Florida
July 17, 1996

                               LENS EXPRESS, INC.

                             COMBINED BALANCE SHEETS
                             June 30, 1995 and 1994
ASSETS
                                                    1995         1994
      Current assets:
         Cash and cash equivalents               $   22,337    $  485,912
         Restricted cash                            300,000             0
         Accounts receivable (net of allowance
       for doubtful accounts of $6,200 in 1995
       and 1994)                                    630,653       538,110
         Inventory                                5,163,493     2,949,519
         Prepaid expenses                            55,120        69,632
         Deferred income taxes                       37,538         7,735
                                                 ----------    ----------

              Total current assets                6,209,141     4,050,908

      Property and equipment, (net of
         accumulated depreciation and
         amortization of $801,076 and
         $469,350)                                1,011,722     1,002,404
      Deposits                                       65,833        56,326
                                                 ----------    ----------

              Total assets                       $7,286,696    $5,109,638
                                                 ==========    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
      Current liabilities:
         Line of credit                          $2,000,000    $        0
         Account payable and other current
           liabilities                            2,900,727     2,789,095
         Accrued expenses                         1,062,036     1,392,746
         Current portion of capital lease
           obligations                              136,612       124,536
         Income taxes payable                       179,639       117,573
         Deferred revenue                            14,446        17,696
                                                 ----------    ----------

              Total current liabilities           6,293,460     4,441,646

      Capital lease obligations                     159,904       229,146
      Deferred income taxes                         108,317        89,262
                                                 ----------    ----------

              Total liabilities                   6,561,681     4,760,054
                                                 ----------    ----------

      Commitments and contingencies

      Stockholders' equity:
         Common stock; $1 par value; 1,000
            shares authorized, issued and
            outstanding                               1,000         1,000
         Common stock; $1 par value; 100 shares
            authorized issued and outstanding           100             0

         Additional paid-in capital                 179,816       179,816
         Retained earnings                          544,099       168,768
                                                 ----------    ----------

              Total stockholders' equity            725,015       349,584

              Total liabilities and
                 stockholders' equity            $7,286,696    $5,109,638
                                                 ==========    ==========




The accompanying notes are an integral part of these financial statements.

                               LENS EXPRESS, INC.

               COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS
                   for the years ended June 30, 1995 and 1994

                                                      1995         1994

Net sales                                         $50,618,729   $45,432,128
Cost of sales                                      33,586,817    29,113,438
                                                  -----------   -----------

      Gross profit                                 17,031,912    16,318,690
                                                  -----------   -----------
Operating expenses:
   Selling                                         11,236,929    10,967,442
   General and administrative                       4,356,157     4,608,223
   Depreciation and amortization                      331,726       233,942
                                                  -----------   -----------

      Total operating expenses                     15,924,812    15,809,607
                                                  -----------   -----------

      Income from operations                        1,107,100       509,083

Other income (expense):
   Interest expense                                  (180,197)      (76,185)
   Other income                                       121,518        14,644
                                                  -----------   -----------

Income before provision for income taxes            1,048,421       447,542
Provision for income taxes                            673,090       160,148
                                                  -----------   -----------

Net income                                            375,331       287,394

Retained earnings, beginning of year                  168,768       281,374

Less:  dividends paid                                       0       400,000
                                                  -----------   -----------

Retained earnings,  end of year                   $   544,099   $   168,768
                                                  ===========   ===========






The accompanying notes are an integral part of these financial statements.

                               LENS EXPRESS, INC.

                        COMBINED STATEMENTS OF CASH FLOWS
                   for the years ended June 30, 1995 and 1994

                                                       1995          1994

Cash flows from operating activities:
   Net income                                      $   375,331    $  287,394
   Adjustments to reconcile net income
         to net cash provided by (used in)
         operating activities:

      Depreciation and amortization                    331,726       233,942
      Loss on sale of property and equipment                 0         5,399
      Deferred income taxes                            (18,483)       14,456
      Change in operating assets and liabilities:
            Accounts receivable                        (92,543)       16,511
            Accounts receivable - director                   0        75,000
            Inventory                               (2,213,974)     (676,957)
            Prepaid expenses                            22,247        33,129
            Deposits                                    (9,507)       22,284
            Accounts payable                           (23,845)      370,949
            Accrued expenses                          (330,710)      996,947
            Income taxes payable                        62,066        79,509
            Deferred revenue                            (3,250)       (7,434)
                                                   -----------    ----------

         Net cash provided by (used in)
            operating activities                    (1,900,942)    1,451,129
                                                   -----------    ----------

Cash flows from investing activities:
   Acquisition of property and equipment              (310,726)     (318,400)
   Proceeds from sales of property and equipment             0         6,000
   Restricted cash for line of credit                 (300,000)            0
                                                   -----------    ----------

         Net cash used in investing activities        (610,726)     (312,400)
                                                   -----------    ----------

Cash flows from financing activities:
   Bank overdraft                                      135,477             0
   Principal payments on capital lease obligations     (87,484)      (63,825)
   Payment of dividends                                      0      (475,000)
   Principal payments of notes payable                       0      (400,000)
   Advances under line of credit                     2,000,000             0
   Proceeds from issuance of common stock                  100             0
                                                   -----------    ----------
         Net cash  provided by (used in)
           financing activities                      2,048,093      (938,825)
                                                   -----------    ----------

Net increase (decrease) in cash                       (463,575)      199,904

Cash and cash equivalents at beginning of year         485,912       286,008

Cash and cash equivalents at end of year           $    22,337    $  485,912
                                                   ===========    ==========
Supplemental disclosure of cash flow information:
 Cash paid during the year for:
   Interest                                        $   141,869    $   64,301
                                                   ===========    ==========

   Income taxes                                    $   609,030    $   66,184
                                                   ===========    ==========


Noncash financing activity:
     The Company entered into capital lease obligations for the purchase of property and equipment in the amount of $30,318 and $190,533 in 1995 and 1994, respectively.



The accompanying notes are an integral part of these financial statements.

LENS EXPRESS, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS

1.   DESCRIPTION OF BUSINESS:

     The combined financial statements of the Company include the accounts of Lens Express, Inc. and Call Mart, Inc. Lens Express, Inc. is engaged primarily in the telemarketing sale of contact lenses to retail customers nationwide. Call Mart, Inc. provides "800" name and address capture by using voice response unit technology, and transcription services to Lens Express, Inc. Call Mart, Inc. commenced operations in November 1994. Lens Express, Inc. and Call Mart, Inc. have common ownership and accordingly have been combined.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with a maturity of three months or less at date of purchase to be cash equivalents. The Company maintains its cash in bank accounts with highly rated financed institutions, which may at times, exceed federally insured limits.

     INVENTORY

     Inventory, consisting primarily of contact lens merchandise, sunglasses and solutions, is stated at the lower of cost (principally first-in, first-out) or market.

     PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. Depreciation is computed over the estimated useful lives using the straight-line method. Leasehold improvements are amortized on a straight-line basis over the lesser of the lease term or the estimated useful lives of the improvements.

     Additions and improvements are capitalized and repairs and maintenance are expensed when incurred. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from their respective accounts and any related gain or loss is recognized.

     REVENUE RECOGNITION

     Revenue from the sale of memberships which allow customers to purchase contact lenses at discount prices for several years is recognized in the period when such memberships are sold.

LENS EXPRESS, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

     INCOME TAXES

     The Company utilizes the liability method of accounting for deferred income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates for the year in which the differences are expected to reverse.

     The liability method of accounting requires a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

     Call Mart, Inc., has elected to be taxed as an S Corporation and accordingly, is not subject to federal and state income taxes, instead Call Mart, Inc.'s taxable income and available credits are the responsibility of its stockholders.

     PRINCIPLES OF COMBINED FINANCIAL STATEMENTS

     All significant intercompany accounts and transactions have been eliminated from the combined financial statements.

     RECLASSIFICATIONS

     Certain amounts previously reported have been reclassified to conform to the 1995 presentation.

3.   RESTRICTED CASH:

     As of June 30, 1995, the Company had $300,000 of restricted cash held in a marginal deposit account as required pursuant to the Company's line of credit agreement.

4.   INVENTORY:


     The components of inventory at June 30, 1995 and 1994 are as follows:

                                                     1995          1994

Contact lenses                                    $5,017,016     $2,872,318
Solutions                                            101,474         77,201
Sunglasses                                            45,003              0
                                                  ----------     ----------
                                                  $5,163,493     $2,949,519

LENS EXPRESS, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

5.   PROPERTY AND EQUIPMENT:


     Property and equipment consisted of the following at June 30, 1995 and
     1994:
                                                     1995         1994

      Furniture                                  $  115,545    $  114,442
      Technical equipment                           572,161       514,720
      Computer equipment                            796,321       577,889
      Computer software                              68,999        46,800
      Leasehold improvements                        259,772       217,903
                                                 ----------    ----------

                                                  1,812,798     1,471,754
                                                 ----------    ----------

      Less:  accumulated depreciation
          and amortization                          801,076       469,350
                                                 ----------    ----------

                                                 $1,011,722    $1,002,404
                                                 ==========    ==========



     Property and equipment under capitalized leases consists of technical equipment in the amount of $480,973 and $450,654 less accumulated amortization of $213,222 and $120,059 at June 30, 1995 and 1994,
     respectively.

6.   CAPITAL LEASES:

     The Company has entered into various lease obligations for property and equipment which have been classified as capital leases.

     The future minimum lease payments under capital leases as of June 30, 1995 are as follows:

      Fiscal Year
      -----------
         1996                                            $136,613
         1997                                             113,756
         1998                                              72,296
         1999                                              30,172
                                                         --------

                                                          352,837

      Less: amount representing interest                   56,321
                                                         --------
      Present value of net minimum lease
       payments under capital leases                     $296,516
                                                         ========



LENS EXPRESS, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

7.   OPERATING LEASES:

     At June 30, 1995, approximate future minimum rental payments applicable to noncancellable operating leases for office and warehouse space and equipment are as follows:

      Fiscal Year
      -----------
         1996                                            $175,732
         1997                                             159,469
         1998                                             168,919
         1999                                             178,369
         2000                                              22,444
                                                         --------

                                                         $704,933
                                                         ========


     Rent expense for the years ended June 30, 1995 and 1994 was $121,664 and $129,531, respectively.

8.   LINE OF CREDIT:

     The Company has entered into a $3 million line of credit with a financial institution to fund working capital needs. The line of credit bears interest at Bank of New York's floating prime plus 1% (approximately 9.75% as of June 30, 1995) and expires on March 1, 1996. The line of credit is collateralized by a first lien on inventory and receivables and is personally guaranteed by the stockholders of the Company. The line of credit was repaid subsequent to year end (Note 14).

9.   COMMITMENTS:

     The Company has an one year agreement with a television spokesperson to provide various promotional services. The Company recognized expense of $125,000 and $104,000 for services incurred and $30,000 and $17,400 for royalties paid in fiscal years 1995 and 1994, respectively.

10.  INCOME TAXES:

     The provision for income taxes consisted of the following for the years ended June 30, 1995 and 1994:

                                                     1995           1994

      Current                                      $626,286       $145,692
      Deferred                                       46,804         14,456
                                                   --------       --------

                                                   $673,090       $160,148
                                                   ========       ========

LENS EXPRESS, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

     The significant components of the net deferred tax liability as of June 30, 1995 and 1994 were as follows:


                                                     1995           1994

      Deferred tax assets:
         Allowance for doubtful accounts          $  2,341        $ 2,341
         Accrued expenses                            5,394          5,394
         Inventory capitalization                   29,803              0
                                                  --------        -------

                                                    37,538          7,735

      Deferred tax liability:
         Property and equipment                    108,317         89,262
                                                  --------        -------

      Net deferred tax liability                  $ 70,779        $81,527
                                                  ========        =======


     During the year ended June 30, 1995, the Company settled an audit of its 1992 tax return with the Internal Revenue Service. As a result, additional taxes in the amount of $274,024 and $44,106 were paid in 1995 for federal and state purposes, respectfully.

     The Company pays no income tax on the income generated by Call Mart, Inc. as discussed in Note 2. Call Mart, Inc. has elected to be taxed as an S Corporation, accordingly, the tax liability on its taxable income is the responsibility of its stockholders.

11.  RELATED PARTY TRANSACTIONS:

     The Company paid approximately $561,000 and $456,000 in 1995 and 1994 for services received from a partnership whose partners are a stockholder and a director of the Company. In addition, the partnership paid the Company approximately $68,400 and $17,100 in rent during 1995 and 1994, respectfully.

12.  CONTINGENCIES:

     The Company is a party to various lawsuits arising in the ordinary course of business. In the opinion of management, based on a review of such litigation with legal counsel, any losses resulting from these lawsuits are not expected to materially impact the financial condition of the Company.

13.  EMPLOYEE BENEFIT PLAN:

     Effective January 1, 1995, the Company adopted a 401(k) profit sharing plan (the "Plan") to provide retirement benefits for its employees. All employees who meet certain eligibility requirements are able to participate in the Plan. During 1995, $14,574 was contributed to the Plan.

LENS EXPRESS, INC.
NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

14.  SUBSEQUENT EVENT:

     Dividends of $200,000 were paid to stockholders on September 26, 1995.

     Effective May 15, 1996, the Company was acquired in exchange for stock of an unaffiliated entity, in a transaction accounted for as a pooling of interests. As a result of this transaction, the line of credit described in
     Note 8 was repaid on May 15, 1996.

INTRODUCTION TO UNAUDITED INTERIM FINANCIAL STATEMENTS OF LENS EXPRESS, INC.
- ----------------------------------------------------------------------------


The following unaudited interim financial statements include the accounts of Lens Express, Inc. and Call Mart, Inc., a previously reported related party of Lens Express, Inc. Both entities were acquired by Summit Technology, Inc. on May 15, 1996 in a transaction accounted for as a pooling-of-interests. Certain acquisition related adjustments are reflected in the following unaudited interim financial statements with material adjustments described in the accompanying notes.

LENS EXPRESS, INC.

BALANCE SHEET AT MARCH 31, 1996
(IN THOUSANDS;  UNAUDITED)
- -------------------------------------------------------------------------------

ASSETS

   Current assets:
      Cash and cash equivalents                     $  327
      Accounts receivable, net                         607
      Inventories, net                               5,277
      Prepaid expenses and other current assets         70
                                                    ------
         Total current assets                        6,281
                                                    ------

   Property and equipment, net                         815
   Other assets, net                                    66
                                                    ------
         Total assets                               $7,162
                                                    ======

LIABILITIES AND STOCKHOLDERS' EQUITY

   Current liabilities:
      Accounts payable                              $2,605
      Accrued expenses                               1,151
      Short-term debt                                2,000
      Deferred revenue                                  17
                                                    ------
         Total current liabilities                   5,773

   Long-term debt, less current maturities             220
   Deferred taxes                                       71
                                                    ------
   Stockholders' equity:
   Common stock                                          1
   Additional paid-in capital                          180
   Retained earnings                                   917
                                                    ------

         Total stockholders' equity                  1,098
                                                    ------
         Total liabilities and
           stockholders' equity                     $7,162
                                                    ======



     See accompanying notes to Lens Express, Inc. Unaudited Interim Financial Statements.

LENS EXPRESS, INC.

STATEMENT OF INCOME
FOR THE NINE MONTH PERIOD ENDED MARCH 31, 1996
(IN THOUSANDS; UNAUDITED)
- -------------------------------------------------------------------------------

Net revenues                                        $38,372
Cost of revenues                                     26,397
                                                    -------

      Gross profit                                   11,975

Operating expenses                                   11,174
                                                    -------

      Operating income                                  801

Other expense                                          (136)
                                                    -------

Income before provision for income taxes                665

Provision for income taxes                              292
                                                    -------

      Net income                                    $   373
                                                    =======





     See accompanying notes to Lens Express, Inc. Unaudited Interim Financial Statements.

LENS EXPRESS, INC.

STATEMENT OF INCOME
FOR THE NINE MONTH PERIOD ENDED MARCH 31, 1995
(IN THOUSANDS;  UNAUDITED)
- -------------------------------------------------------------------------------

Net revenues                                        $37,239
Cost of revenues                                     24,523
                                                    -------

      Gross profit                                   12,716

Operating income                                     11,724
                                                    -------

      Operating income                                  992

Other income                                             30
                                                    -------

Income before provision for income taxes               1022

Provision for income taxes                              322
                                                    -------

      Net income                                    $   700
                                                    =======








     See accompanying notes to Lens Express, Inc. Unaudited Interim Financial Statements.

LENS EXPRESS, INC.

STATEMENT OF CASH FLOWS
FOR THE NINE MONTH PERIOD ENDED MARCH 31, 1996
(IN THOUSANDS: UNAUDITED)
- ---------------------------------------------------------------------------------------------


   Cash flows from operating activities:
   Net income                                                                           $ 373

   Adjustments to reconcile net income to net cash
      provided by operating activities:
      Depreciation and amortization                                                       240
      Changes in operating assets and liabilities:
           Accounts receivable, net                                                        24
           Inventories, net                                                              (114)
           Prepaid expenses and other current assets                                       23
           Accounts payable                                                              (296)
           Accrued expenses                                                                89
           Deferred revenue                                                                 3
           Deferred taxes payable                                                         (37)
           Other current liabilities                                                     (180)
                                                                                        -----
   Net cash provided by operating activities                                              125
                                                                                        -----

   Cash flows from investing activities:
   Restricted cash for line of credit                                                     300
   Additions to property and equipment                                                    (43)
                                                                                        -----

   Net cash provided by investing activities                                              257
                                                                                        -----

   Cash flows from financing activities:
   Net repayments of long-term debt and capital lease obligations                         (77)
                                                                                        -----

   Net cash used by financing activities                                                  (77)
                                                                                        -----
   Increase in cash and cash equivalents                                                  305

   Cash and cash equivalents at beginning of period                                        22
                                                                                        -----

   Cash and cash equivalents at end of period                                           $ 327
                                                                                        =====

   Supplemental cash flow information:

   Interest paid                                                                        $ 230
                                                                                        =====
   Income taxes paid                                                                    $ 384
                                                                                        =====



     See accompanying notes to Lens Express, Inc. Unaudited Interim Financial Statements.

LENS EXPRESS, INC.

STATEMENT OF CASH FLOWS
FOR THE NINE MONTH PERIOD ENDED MARCH 31, 1995
(IN THOUSANDS: UNAUDITED)
- -----------------------------------------------------------------------------------------------


   Cash flows from operating activities:
   Net income                                                                           $   700

   Adjustments to reconcile net income to net cash
      used by operating activities:
      Depreciation and amortization                                                         227
      Changes in operating assets and liabilities:
           Accounts receivable, net                                                        (177)
           Inventories, net                                                                (995)
           Prepaid expenses and other current assets                                        (97)
           Deposits                                                                          20
           Accounts payable                                                                (992)
           Accrued expenses                                                                  64
           Deferred revenue                                                                  (7)
           Other current liabilities                                                         (6)
                                                                                        -------
   Net cash used by operating activities                                                 (1,263)
                                                                                        -------

   Cash flows from investing activities:
   Additions to property and equipment                                                     (283)
                                                                                        -------

   Net cash used by investing activities                                                   (283)
                                                                                        -------

   Cash flows from financing activities:
   Net proceeds from long-term debt and capital lease obligations                         1,235
                                                                                        -------

   Net cash provided by financing activities                                              1,235
                                                                                        -------

   Decrease in cash and cash equivalents                                                   (311)

   Cash and cash equivalents at beginning of period                                         486
                                                                                        -------

   Cash and cash equivalents at end of period                                           $   175
                                                                                        =======

   Supplemental cash flow information:

   Interest paid                                                                        $    30
                                                                                        =======
   Income taxes paid                                                                    $   439
                                                                                        =======




     See accompanying notes to Lens Express, Inc. Unaudited Interim Financial Statements.

                   SUMMIT TECHNOLOGY, INC. AND SUBSIDIARIES
          NOTES TO THE UNAUDITED PROFORMA LENS EXPRESS, INC. INTERIM
                             FINANCIAL STATEMENTS


(1) Certain amounts previously recorded as dividends paid to shareholders by Lens Express, Inc. and Call Mart, Inc. have been reclassified as salary expense.

(2) Certain tax-related adjustments were recorded to properly reflect tax expense in the previously unreported interim periods.

                  INTRODUCTION TO PROFORMA FINANCIAL STATEMENTS


On May 15, 1996, the Company acquired Lens Express, Inc. and Call Mart, Inc. (a related party of Lens Express, Inc.) in a transaction accounted for as a pooling-of-interests. The unaudited proforma combined Balance Sheet at March 31, 1996 gives effect to the acquisition as if the transaction occurred at March 31, 1996. The unaudited proforma combined Statements of Operations for the three month period ended March 31, 1996 and for the years ended December 31, 1995, 1994 and 1993 gives effect to the acquisition made on May 15, 1996 as if it had occurred at the beginning of the respective fiscal years.

SUMMIT TECHNOLOGY, INC. AND SUBSIDIARIES

PROFORMA COMBINED BALANCE SHEET AT MARCH 31, 1996             PROFORMA
(IN THOUSANDS;  UNAUDITED)                          SUMMIT   ADJUSTMENTS(1)   COMBINED
- --------------------------------------------------------------------------------------
ASSETS

   Current assets:
      Cash and cash equivalents                   $ 60,810       $  327       $ 61,137
      Short-term investments                        41,128            -         41,128
      Accounts receivable, net                      16,221          607         16,828
      Inventories, net                              12,757        5,277         18,034
      Prepaid expenses and other current assets      3,417           70          3,487
      Due from related party                         1,125            -          1,125
      Notes receivable from officers                   312            -            312
                                                  --------       ------       --------
         Total current assets                      135,770        6,281        142,051
                                                  --------       ------       --------

   Long-term investments                            15,487            -         15,487
   Property and equipment, net                      11,137          815         11,952
   Patents, net                                      6,642            -          6,642
   Other assets, net                                 1,907           66          1,973
   Restricted cash                                   1,511            -          1,511
                                                  --------       ------       --------
         Total assets                             $172,454       $7,162       $179,616
                                                  ========       ======       ========

LIABILITIES AND STOCKHOLDERS' EQUITY

   Current liabilities:
      Accounts payable                            $  3,585       $2,605       $  6,190
      Accrued expenses                              10,900        1,151         12,051
      Current maturities of long-term debt           5,429        2,000          7,429
      Deferred revenue                               2,786           17          2,803
      Due to related party                           1,105            -          1,105
                                                  --------       ------       --------
         Total current liabilities                  23,805        5,773         29,578

   Long-term debt, less current maturities          14,639          220         14,859
   Deferred Taxes                                        -           71             71

   Stockholders' equity:
   Common stock                                        293           17(2)         310
   Additional paid-in capital                      170,700          164(2)     170,864
   Accumulated deficit                             (36,823)         917(2)(3)  (35,906)
                                                  --------       ------       --------
                                                   134,170        1,098        135,268
   Treasury stock                                     (160)           -           (160)
                                                  --------       ------       --------
         Total stockholders' equity                134,010        1,098        135,108
                                                  --------       ------       --------
         Total liabilities and
            stockholders' equity                  $172,454       $7,162       $179,616
                                                  ========       ======       ========



See accompanying notes to Unaudited Combined Financial Statements.

SUMMIT TECHNOLOGY, INC. AND SUBSIDIARIES

PROFORMA COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1996                PROFORMA
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS; UNAUDITED) SUMMIT  ADJUSTMENTS(1) COMBINED
- -----------------------------------------------------------------------------------

Net revenues                                        $12,683     $12,761    $25,444
Cost of revenues                                      8,829       9,002     17,831
                                                    -------     -------    -------

      Gross profit                                    3,854       3,759      7,613

Operating expenses                                    8,387       3,848(3)  12,235
                                                    -------     -------    -------

      Operating loss                                  4,533          89      4,622

Other income (expense)                                1,224         (37)     1,187
                                                    -------     -------    -------

Loss before provision for income taxes                3,309         126      3,435

Provision for income taxes                                -         117(4)     117
                                                    -------     -------    -------

      Net loss                                      $ 3,309     $   243    $ 3,552
                                                    =======     =======    =======

Net loss per share                                  $   .11     $     -    $   .11
                                                    =======     =======    =======

Weighted average number of common
shares and common share
equivalents outstanding                              29,236       1,709(5)  30,945
                                                    =======     =======    =======





See accompanying notes to Unaudited Combined Financial Statements.

SUMMIT TECHNOLOGY, INC. AND SUBSIDIARIES

PROFORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1995                          PROFORMA
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS; UNAUDITED) SUMMIT  ADJUSTMENTS(1) COMBINED
- -----------------------------------------------------------------------------------
Net revenues                                        $45,134     $51,601    $96,735
Cost of revenues                                     28,181      34,794     62,975
                                                    -------     -------    -------

      Gross profit                                   16,953      16,807     33,760

Operating expenses                                   21,981      15,287(3)  37,268
                                                    -------     -------    -------

      Operating loss                                 (5,028)      1,520     (3,508)

Other income (expense)                                1,516        (192)     1,324
                                                    -------     -------    -------

Income (loss) before provision for income taxes      (3,512)      1,328     (2,184)

Provision for income taxes                                -         772(4)     772
                                                    -------     -------    -------

      Net income (loss)                             $(3,512)    $   556    $(2,956)
                                                    =======     =======    =======

Net loss per share                                  $  (.14)    $     -    $  (.10)
                                                    =======     =======    =======
Weighted average number of common
shares and common share
equivalents outstanding                              25,965       1,709(5)  27,674
                                                    =======     =======    =======





See accompanying notes to Unaudited Combined Financial Statements.

SUMMIT TECHNOLOGY, INC. AND SUBSIDIARIES

PROFORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1994                           PROFORMA
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS; UNAUDITED)  SUMMIT  ADJUSTMENTS(1) COMBINED
- ------------------------------------------------------------------------------------

Net revenues                                       $ 24,210    $ 48,098    $ 72,308
Cost of revenues                                     19,363      30,887      50,250
                                                   --------    --------    --------

      Gross profit                                    4,847      17,211      22,058

Operating expenses                                   20,331      18,314(3)   38,645
                                                   --------    --------    --------

      Operating loss                                (15,484)     (1,103)    (16,587)

Other income (expense)                                  103         (60)         43
                                                   --------    --------    --------

Loss before provision for income taxes              (15,381)     (1,163)(4) (16,544)

Provision for income taxes                                -         255         255
                                                   --------    --------    --------

      Net loss                                     $(15,381)   $ (1,418)   $(16,799)
                                                   ========    ========    ========

Net loss per share                                 $   (.62)   $      -    $   (.64)
                                                   ========    ========    ========

Weighted average number of common
shares and common share
equivalents outstanding                              24,666       1,709(5)   26,375
                                                   ========    ========    ========





See accompanying notes to Unaudited Combined Financial Statements.

SUMMIT TECHNOLOGY, INC. AND SUBSIDIARIES

PROFORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1993                           PROFORMA
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS; UNAUDITED)  SUMMIT  ADJUSTMENTS(1) COMBINED
- ------------------------------------------------------------------------------------

Net revenues                                        $26,801     $41,809      $68,610
Cost of revenues                                     16,480      27,232       43,712
                                                    -------     -------      -------

      Gross profit                                   10,321      14,577       24,898

Operating expenses                                   19,503      13,566(3)    33,069
                                                    -------     -------      -------

      Operating income (loss)                        (9,182)      1,011       (8,171)

Other income (expense)                                   28         (79)         (51)
                                                    -------     -------      -------

      Net loss                                      $(9,154)    $   932      $(8,222)
                                                    =======     =======      =======


Net loss per share                                  $  (.39)    $     -      $  (.33)
                                                    =======     =======      =======

Weighted average number of common
shares and common share
equivalents outstanding                              23,379       1,709(5)    25,088
                                                    =======     =======      =======




See accompanying notes to Unaudited Combined Financial Statements.

                             SUMMIT TECHNOLOGY, INC.
          NOTES TO THE UNAUDITED PROFORMA COMBINED FINANCIAL STATEMENTS


(1) To include the accounts of Lens Express, Inc. as if the acquisition occurred.

(2) To combine Lens Express, Inc.'s stockholders' equity with Summit Technology, Inc.'s stockholders' equity and to reflect 1,708,500 shares issued in connection with the pooling-of-interests.

(3) To reflect certain amounts previously recorded as dividends to shareholders by Lens Express, Inc. as salary expense.

(4)  To properly reflect income tax expense of the combined reporting entity.

(5) To reflect the issuance of 1,708,500 shares issued in connection with the pooling-of-interests and to adjust net loss per share accordingly.